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                              EXHIBIT 23

                     INDEPENDENT AUDITORS' CONSENT





The Board of Directors
J. Baker, Inc.


We consent to the incorporation by reference in Registration Statements of J. Baker, Inc. on Form S-8 No. 33-10385, No. 33-20302, No. 33-39425, No. 33-59786,
No. 33-59788, No. 33-59790 and No. 33-60605, and on Form S-3 No. 33-51645 and
No. 333-2797 of our report dated March 13, 1996, except for note 19, as to which the date is April 19, 1996, appearing in the Annual Report on Form 10-K of
J. Baker, Inc. for the year ended February 3, 1996.




                                             /s/ KPMG Peat Marwick LLP
                                                 KPMG PEAT MARWICK LLP





Boston, Massachusetts
April 30, 1996